Exhibit 21
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                 Subsidiaries of Competitive Technologies, Inc.

     Name of Subsidiary        State/Country of Incorporation/Organization
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     CTT Trading Company, LLC  Connecticut
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     Vector Vision, Inc.       Delaware
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